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Exhibit 23.1

CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

    As independent public accountants, we hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated February 10, 2000 incorporated by reference in UnitedHealth Group Incorporated's Form 10-K for the year ended December 31, 1999 and to all references to our Firm included in this Registration Statement.

ARTHUR ANDERSEN LLP

Minneapolis, Minnesota,
    February 14, 2001

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CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS